UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 15, 2024

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20321 Valencia Circle
Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On March 15, 2024, Liquidmetal Technologies, Inc. (the “Company”) entered into a First Amendment to License Agreement (the “First Amendment”) with Amorphology Inc. (“Amorphology”), which amended a License Agreement, dated November 22, 2019, previously entered into by the Company and Amorphology (the “Original License Agreement,” and together with the First Amendment, the “Amended License Agreement”). The Company has determined that, as a result of the First Amendment, the Amended License Agreement has become a material definitive agreement of the Company. The following is a description of the material terms and conditions of the Amended License Agreement:

The Amended License Agreement grants Amorphology a non-exclusive royalty bearing license under all patents, patent applications, and technical information of the Company in existence as of the date of the First Amendment to make, use, offer to sell, sell, export, and import products utilizing Engel injection molding machines in a field of use consisting of the worldwide industry for amorphous metal parts and components, excluding consumer electronic products, jewelry, certain luxury products, and other product categories that are subject to a license grant to third parties. The license extends to all territories worldwide other than (without the consent of the Company and other third parties that may hold license rights) Brunei, Cambodia, China (P.R.C. and R.O.C.), East Timor, Indonesia, Japan, Laos, Malaysia, Myanmar, North Korea, Philippines, Singapore, South Korea, Thailand, and Vietnam. The license bears a running royalty equal to a percentage of Amorphology’s sales of licensed products as well as for sales to customers referred to Amorphology by the Company. The Company may also utilize Amorphology as a third party contract manufacturer. The Amended License Agreement is for a term of five (5) years, with automatic 1-year extensions unless terminated by either party upon at least 6 months notice prior to the expiration of the then-current term. The Amended License Agreement has customary early termination provisions in the event of an uncured material breach by Amorphology, bankruptcy, and other circumstances. The agreement also contains representations, warranties, covenants, and indemnities that are customary for a license of this type. The agreement also grants Amorphology a right of first refusal to purchase from the Company an Engel injection molding machine and associated equipment, subject to certain requirements and limitations.

The foregoing is not a complete description of all of the terms and conditions of the Amended License Agreement and is qualified by reference to the full text of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number Description

10.1	License Agreement, dated November 22, 2019, between Liquidmetal Technologies, Inc. and Amorphology Inc., as amended by First Amendment to License Agreement, dated March 15, 2024.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.    The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ Tony Chung
Tony Chung,
Chief Executive Officer
(Principal Executive Officer)
Date: March 19, 2024